UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/ A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2011

IDLE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156069	26-2818699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 Centre Avenue, Leesport, PA	19533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 671-2241

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:  This amendment to the Form 8-K is being filed to include when the Registrant intends to file the restated financial statements, to include an estimated range of the amounts the Registrant has discovered to date with the accounts affected that resulted in the Registrant’s determination that the Registrant’s previously filed financial statements should no longer be relied upon and to include the effect of the restatement on the Registrant’s officer’s conclusions regarding the effectiveness of the Registrant’s internal controls over financial reporting and disclosure controls.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 24, 2011, the Board of Directors of the Registrant determined that the previously filed financial statements for the fiscal years ended September 30, 2010 and 2009 included in the Form 8-K filed on May 24, 2010 and in the Form 10-K filed in January 13, 2011, and for the fiscal quarters ended December 31, 2010 and June 30, 2010 included in its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission should not be relied upon.

The Registrant is undertaking a review of accounting matters relating to the fiscal years ended September 30, 2010 and 2009, and for the fiscal quarters ended December 31, 2010 and June 30, 2010 to identify errors that may require accounting adjustments.  The Registrant cannot state at this time a complete description of errors that may require accounting adjustments until further review. The Registrant cannot state the time when the full review will be complete or when fiscal years ended September 30, 2010 and 2009, and fiscal quarters December 31, 2010 and June 30, 2010 results will be announced, and intends to provide appropriate updates on this matter as soon as practicable.

To date, the Registrant has identified the following errors in the course of this review, but continues to examine other accounting issues that may or may not require further accounting adjustments.

•	For the year ended September 30, 2009, the Registrant’s revenue may be understated by approximately $213,000.

•	For the year ended September 30, 2009, the Registrant’s expenses may be understated by approximately $16,000.

•	For the year ended September 30 2010, the Registrant’s revenue may be understated by approximately $258,000.

•	For the year ended September 30, 2010, the Registrant’s expenses may be understated by approximately $16,000.

The effects on certain reported periods are quantitatively significant, and the impact of the individual errors will be disclosed in more detail in the Registrant’s restated financial statements.

The Registrant’s Board of Directors discussed the matters described in this Item 4.02 with its independent registered public accounting firms.

The Registrant’s management has been assessing the effectiveness of the Registrant’s internal controls over financial reporting and disclosure controls.  Based on this assessment, the Registrant expects to report a material weakness in the Registrant’s internal controls over financial reporting, and, therefore, conclude that internal controls over financial reporting as of December 31, 2010 are not effective. Although the assessment is not yet complete, management expects to recommend to the board of directors certain remedial actions that include a thorough review of the accounting department, to ensure that the areas of responsibilities are properly matched to the staff competencies and that the lines of communication and processes are as effective as possible and a thorough review of the processes and procedures used in the Registrant’s accounting.

The Registrant intends to file an amended Form 10-K with restated financial statements for the fiscal years ended September 30, 2010 and 2009 and amended Form 10-Q with restated financial statements for the fiscal quarters December 31, 2010 and June 30, 2010 before the end of April 2011 or as soon as practicable to correct the errors once identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.

By: /s/ Marcus Frasier
Marcus Frasier, Chief Executive Officer

Date: March 30, 2011